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[BOGLE & GATES LETTERHEAD]



                                                                  April 24, 1995

PENWEST, LTD.
777 108th Avenue N.E.
Suite 2390
Bellevue, Washington  98004-1688


                 Re:      PENWEST LTD. 1994 Stock Option Plan
                          Registration Statement on Form S-8


Ladies and Gentlemen:

                 We are acting as counsel for PENWEST, LTD. (the "Company") in connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of an aggregate of 500,000 shares of its common stock, par value $1.00 per share (the "Shares"), issuable upon the exercise of options granted pursuant to the Company's 1994 Stock Option Plan.

                 In connection with the foregoing, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and nonassessable.

                 We hereby authorize and consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ BOGLE & GATES





                                  Exhibit 5.1